Exhibit 1

Joint Filing Statement

Pursuant to Rule 13d-1(k)(1)

The undersigned hereby consent and agree to the joint filing of Schedule 13G under the Securities Exchange Act of 1934, as amended, with respect to the Common Stock, par value $0.001 per share of Vapotherm, Inc. beneficially owned by them, together with any or all amendments thereto, when and if appropriate. The parties hereto further consent and agree to file this Joint Filing Statement pursuant to Rule13d-1(k)(1)(iii) as an exhibit to Schedule 13G, thereby incorporating the same into such Schedule13G.

This Joint Filing Statement may be terminated by any of the undersigned upon written notice or such lesser period of notice as the undersigned may mutually agree.

Dated: February 14, 2023
Crow’s Nest Holdings LP

	By:	Crow’s Nest Holdings GP LLC, its General partner

	By:	/s/ John A. Carrington
John A. Carrington, Managing Member

Crow’s Nest Holdings Master Fund LP

	By:	Crow’s Nest Holdings LP, its Investment Manager
	By:	Crow’s Nest Holdings GP LLC, the General Partner of the Investment Manager

	By:	/s/ John A. Carrington
John A. Carrington, Managing Member

Crow’s Nest GP LLC

	By:	/s/ John A. Carrington
Managing Member

John A. Carrington

	By:	/s/ John A. Carrington
John A. Carrington